FHLB Des Moines Announces 2022 Director Election Results

On November 2, 2022, the Board of Directors reviewed the results of the 2022 Member and Independent Director Election. Federal Home Loan Bank of Des Moines is pleased to announce the director terms commencing January 1, 2023.

Member Director Election Results

Idaho - 1 seat available

Number of institutions eligible to vote:	22
Number of institutions who voted:	17
Total eligible votes per candidate:	294,632

Total Votes	Jason Meyerhoeffer, President and CEO	Elected - 4 year term
141,166	First Federal Savings Bank of Twin Falls	01/01/23 - 12/31/26
Twin Falls, ID

Total Votes	Brian Berrett, Chief Financial Officer
91,389	Idaho Central Credit Union
Chubbuck, ID
North Dakota - 1 seat available

Number of institutions eligible to vote:	68
Number of institutions who voted:	45
Total eligible votes per candidate:	417,125

Total Votes	Karl Bollingberg, Director	Elected - 4 year term
216,262	Cornerstone Bank	01/01/23 - 12/31/26
Fargo, ND

Total Votes	Gar Wiedrich, President and CEO
91,037	Turtle Mountain State Bank
Belcourt, ND
Wyoming - 1 seat available (No Election)

Kim DeVore, President and CEO	Elected - 4 year term
Jonah Bank of Wyoming	01/01/23 - 12/31/26
Casper, WY
On August 17, 2022, in accordance with Federal Housing Finance Agency regulations, Kim DeVore was declared elected by the Federal Home Loan Bank of Des Moines (Bank) to serve as a member director on the Bank’s board of directors for a four-year term commencing January 1, 2023. Ms. DeVore was the only eligible candidate who chose to stand for election and was therefore elected to fill the one directorship in Wyoming.

Independent Director Election Results

District-wide - 2 seats available

Independent Director - 1 seat available

Number of institutions eligible to vote:	1,280
Number of institutions who voted:	336
Total eligible votes:	12,499,659

Total Votes	Wan-Chong Kung	Elected - 4 year term
3,668,083	Eden Prairie, MN	01/01/23 - 12/31/26
29.35%

Public Interest Independent Director (PID) - 1 seat available

Number of institutions eligible to vote:	1,280
Number of institutions who voted:	333
Total eligible votes:	12,499,659

Total Votes	Elsie Meeks	Elected - 4 year term
3,702,356	Interior, SD	01/01/23 - 12/31/26
29.62%

Independent Director Qualifications

Wan-Chong Kung has more than 25 years of experience in investment management. Ms. Kung served as the senior vice president, senior fund manager, head of rates strategy at Nuveen Asset Management from 2011 to 2019. Prior to that, Ms. Kung spent 12 years serving as managing director and fund manager at US Bancorp Asset Management.

Ms. Kung currently serves as an independent trustee on the US Bancorp Global Fund Services Board of Directors, where she is a member of the Audit and Governance Committees.

Ms. Kung holds a master’s degree in business administration, management information systems from the University of Minnesota. Ms. Kung’s involvement in and knowledge of capital markets and her leadership and management skills, as indicated by her background, support her qualifications to serve as an Independent Director on our Board of Directors.

Elsie Meeks has more than 30 years of experience specializing in Native community development. In 2015 she retired from her position as the South Dakota state director for USDA Rural Development, a federal agency with more than 40 programs that finance rural communities to develop infrastructure, housing and business.

Prior to her position with the USDA, she served for nine years as CEO of a national Native community development financial institution, First Nations Oweesta Corp. Ms. Meeks was instrumental in the development and management of Lakota Funds from its start in 1986 and served as its executive director until 1999. In addition, she helped start several grassroots community development organizations on her home Indian reservation of Pine

Ridge in South Dakota. She was also the first Native American to be appointed to the U.S. Commission on Civil Rights.

Ms. Meeks serves on the boards of several Native community and housing development organizations. She serves as chair of the Lakota Funds and is chair of the Governance committee of Native American Agricultural Fund (Keepseagle Trust).

Ms. Meeks studied at Oglala Lakota College from 1981-1984 and also received her Economic Development Finance Professional certificate from the National Development Council in 1991. Ms. Meeks’ involvement in and knowledge of economic development and community management, as indicated by her background, support her qualifications to serve as a Public Interest Independent Director on our Board of Directors.